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                                                                Exhibit 4.4

       CONDITIONAL CONSENT TO MERIDIAN AUTOMOTIVE SYSTEMS, INC.
                     EQUITY COMPENSATION PLAN

      This conditional consent to Meridian Automotive Systems, Inc. Equity Compensation Plan (the "Consent") is dated as of August __, 2002 and executed by the undersigned in the undersigned's capacity as a Shareholder and party to a certain Shareholders Agreement dated as of April 30, 1997, as amended and/or supplemented from time to time, by and among Meridian Automotive Systems, Inc. (formerly known as American Bumper & Mfg. Co.), a Michigan corporation (the "Company") and the other parties thereto (the "Shareholders Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Shareholders Agreement.

      WHEREAS, the Company proposes to engage in a migratory merger (the "Merger") pursuant to which the Company will merge into a newly-formed wholly owned subsidiary to be organized as a Delaware corporation ("Meridian-DE") resulting in Meridian changing its state of incorporation from Michigan to Delaware and pursuant to which all of the Company's shareholders will exchange their shares of the Company's common stock for shares of common stock of Meridian-DE; and

      WHEREAS, upon the completion of the Merger Meridian-DE will, by operation of law, assume the Company's obligations under the Shareholders Agreement; and

      WHEREAS, Meridian-DE proposes to make an initial public offering of its equity securities (the "IPO"); and

      WHEREAS, in connection with, and conditioned upon, the IPO the Company proposes to establish the Meridian Automotive Systems, Inc. Equity Compensation Plan (the "PLAN"); and

      WHEREAS, the Company proposes to reserve and set aside shares of the Company's Common Stock for issuance upon exercise of options granted or stock grants made under the Plan; and

      WHEREAS, the Shareholder Agreement requires the consent of the Requisite Approval for the Company to set aside stock for issuance for equity based compensation beyond certain thresholds set forth therein;

      NOW, THEREFORE, in consideration of the foregoing and the covenants and obligations set forth in this Consent, the undersigned hereto hereby agrees as follows:

      1. CONSENT. The undersigned, being a Shareholder, pursuant to Section 8.3(f) of the Shareholders Agreement hereby consents to: (i) the creation of the Plan and (ii) the Company's reservation of up to six percent (6%) of the fully diluted shares of the Company's Common Stock (calculated after giving effect to such reservations) for issuance upon exercise of options granted or stock grants made under the Plan. The


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consent granted pursuant to this Section 1 is intended to constitute a portion of the Requisite Approval for the purposes of satisfying the requirements of the Shareholder Agreement and an approval by the undersigned as a shareholder of the Company for all other purposes including without limitation any shareholder consent requirements of the Internal Revenue Code of 1986, as amended or replaced from time to time.

      2. TERMINATION OF CONSENT. This Consent shall immediately terminate and be deemed void AB INITIO and of no further force or effect, without the need for further action, if an IPO Event does not occur on or before December 31, 2002.

      3     GOVERNING LAW.  This Consent shall be governed by and construed in accordance with the laws of the State of Delaware.

      4. SEVERABILITY. If any provision of this Consent or the application of any such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of this Waiver, including the remainder of the provision held invalid, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

      5. HEADINGS. All section headings herein are for convenience of reference and are not part of this Consent, and no construction or inference shall be derived therefrom.

                           [SIGNATURE PAGE FOLLOWS]



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                           COUNTERPART SIGNATURE PAGE
         FOR CONDITIONAL CONSENT TO MERIDIAN AUTOMOTIVE SYSTEMS, INC.
                            EQUITY COMPENSATION PLAN


                                    SHAREHOLDERS

                                    ----------------------------------------
                                    Printed Name of Shareholder

                                    ----------------------------------------
                                    Signature

                                    ----------------------------------------
                                    Name of Signatory (for an entity only)

                                    ----------------------------------------
                                    Title of Signatory (for an entity only)

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                        Meridian Automotive Systems, Inc.
                 Conditional Consent to Equity Compensation Plan
                     Schedule of Signatories to Exhibit 4.4

BancAmerica Capital Investors II, L.P.
Capital D'Amerique CDPQ Inc.
Credit Suisse First Boston Private Equity
Indosuez Capital Co-Invest Partners, L.P.
The Northwestern Mutual Life Insurance Corporation
SCP II Associates
The Skoog Family Limited Partnership
Suez Capital Partners II, L.P.
Suez/Meridian, LLC
Windward/Badger II, L.L.C.
Windward/Badger AB III, L.L.C.
Windward/Badger AB IV, L.L.C.
Windward Capital Associates, L.P.
Windward/Merban, L.P.
Windward/Merchant, L.P.
Windward/Metropolitan, L.L.C.
Windward/Northwest, L.L.C.
Windward/Park AB, L.L.C.
Windward/Park AB II, L.L.C.
Windward/Park AB III, L.L.C.
Windward/Quebec, L.L.C.
Jon Baker
Robert H. Barton III
Francis I. LeVeque
Richard E. Newsted
Dean P. Vanek
H.H. ("Buddy") Wacaser